Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Robert A. Berman, the President and Chief Executive Officer of ITUS Corporation, hereby certifies that:

  The Company's Form 10-Q Quarterly Report for the period ended April 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                                           /s/ Robert A. Berman

                                                                           Robert A. Berman

                                                                           President and Chief Executive Officer

May 22, 2015                                                    (Principal Executive Officer)